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                                                                    EXHIBIT 10.7

                                     [Date]



Mr. Paul Graham Stovall
Mr. Robert S. Stovall
Mr. Jon M. Stovall
Stovall Marine
5840 I-75 South
Forest Park, GA 30030

         RE:      STOVALL MARINE, INC.


Gentlemen:

                  Pursuant to informal discussions between you and the management of MarineMax, Inc., a Delaware corporation ("MarineMax"), we submit to you for your consideration, as the sole shareholders of Stovall Marine, Inc., a Georgia corporation (the "Company"), this Letter of Intent relative to a merger of a newly formed corporation and direct wholly-owned subsidiary of MarineMax ("Acquisition") with and into the Company, upon the terms and subject to the conditions hereinafter described (the "Merger").

                  This Letter of Intent is intended to set forth in summary form the terms of the Merger. Except for the matters set forth in Sections 11(a), 11(b), 11(c) and 12 hereof, this Letter of Intent is not intended to be a contract or evidence of a contract or any binding obligation. When accepted, this Letter of Intent will set forth the preliminary understanding of the parties and will be a statement of our mutual intentions to pursue the good faith negotiation, execution and delivery of a binding, definitive Agreement and Plan of Reorganization, by and among the Company, MarineMax, Acquisition and you (the "Merger Agreement").

                  It is proposed that the Merger shall be effected on the following terms and conditions:

                  1. The Company is a Georgia corporation, validly organized and in good standing in each jurisdiction wherein it transacts business.

                  2. The parties will use their reasonable best efforts to consummate the Merger Agreement at a closing (the "Closing"), to be held on or before July 31, 1998, or as soon thereafter as the parties may mutually agree.





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Letter of Intent
[Date]
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                  3. The Merger shall be effective as of the date of the
Closing, or as of any later date agreed upon by the parties in the Merger Agreement (the "Effective Date"). Upon the Effective Date, Acquisition shall be merged with and into the Company, and the Company shall survive the Merger as the surviving corporation (the "Surviving Corporation"), the subsisting name of which shall be Stovall Marine, Inc.

                  4. The Bylaws and Articles of Incorporation of the Company in existence prior to the Effective Date, shall be and constitute the Bylaws and Articles of Incorporation of the Surviving Corporation, and the same may thereafter be altered, amended or repealed in accordance with Georgia Business Corporation Code and the Bylaws of the Company. The directors of the Surviving Corporation shall be Paul Graham Stovall, Robert S. Stovall, Jon M. Stovall and William H. McGill, Jr. The officers of the Surviving Corporation immediately following the Effective Date shall be as follows:

                Paul Graham Stovall                         President
                Robert S. Stovall                           Vice President
                William H. McGill, Jr.                      Vice President
                Jon M. Stovall                              Treasurer/Secretary
                Michael H. McLamb                           Assistant Secretary

                  5. The Merger Agreement shall be approved and adopted within the provisions of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and the Merger shall be accounted for as a "purchase" for accounting purposes and as a tax deferred exchange for tax purposes.

                  6. At or immediately prior to the Effective Date, all shares of capital stock of the Company issued and outstanding (the "Company Stock") shall be exchanged for 454,982 shares of the Common Stock of MarineMax, par value $.001 per share (the "MarineMax Stock").

         At the Effective Date, and upon the exchange of the Company Stock for the MarineMax Stock, the Company Stock shall be free and clear of all liens, claims, charges, encumbrances and security interests of whatsoever nature and type.

                  7. Prior to the Closing, the Company shall have delivered to MarineMax and Acquisition the audited financial statements of the Company, including a Balance Sheet as of September 30, 1997, and operating statements for the nine (9) month period then ended; and an unaudited Balance Sheet as of December 31, 1997, and operating statements for the three (3)




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Letter of Intent
[Date]
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month period ended December 31, 1997. At the Closing, you shall deliver to
MarineMax and Acquisition an unaudited Balance Sheet through the latest available date of the Company, and monthly operating statements from December 31, 1997 through the latest month end before the Merger. Upon the execution and delivery of the Merger Agreement and at the Closing, you shall have represented and warranted, in addition to the other warranties and representations contained in the Merger Agreement, that such financial statements fairly present the financial condition of the Company for the periods indicated and that there shall have been no material adverse change in the condition, financial or otherwise, of the business or business prospects of the Company, nor shall there have been any transactions by the Company other than in the ordinary course of the Company's business, from the date of such financial statements to the Effective Date.

                  8. The Merger shall be entirely subject to the execution and delivery by you and the Company of the definitive Merger Agreement, containing customary warranties and representations with respect to the Company and its capital stock, and such other documents as legal counsel to you and Acquisition shall deem necessary. As soon as reasonably practicable following the date hereof, Acquisition will prepare and approve the Merger Agreement containing mutually agreed upon terms, which terms shall provide, among other things, that Acquisition and the Company shall be indemnified and held harmless for, from and against all liabilities or obligations related to or arising from any pending or threatened litigation, claims, investigations, inquiries or other similar proceedings against the Company, and/or any of its directors, officers, shareholders, employees, agents or representatives, as well as any future litigation, claims, investigations, inquiries or similar proceedings against the Company, and/or any of its directors, officers, shareholders, employees, agents or representatives that arise from a state of facts existing prior to the Effective Date, and which are not fully covered and reimbursed by the Company's insurance, such liabilities and obligations to be your liabilities and obligations, jointly and severally. Each provision of this Letter of Intent shall automatically terminate upon the earlier of the parties entering into the Merger Agreement as contemplated herein, or July 31, 1998, whichever date occurs first; provided, however, the provisions of Sections 11(a) and 12 hereof shall survive such termination.

                  9. The MarineMax Stock referred to in Section 6 hereof and to be exchanged for the Company Stock, has been arrived at by MarineMax based upon financial information about the Company, its business and operations, financial condition, assets and liabilities, and the results of its operations, which information has been provided to MarineMax by you and others on your behalf. Upon your acceptance of this proposal, MarineMax, its agents, employees and representatives, including the independent certified public accountants serving it, shall have the right to review and to prepare for MarineMax and Acquisition an assessment




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Letter of Intent
[Date]
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of the revenues, net income, and other financial and operational, information with respect to the Company for each of the fiscal years ended December 31, 1996 and September 30, 1997, and for the periods ended December 31, 1997 and through the Effective Date. In connection with this review, the Company and its employees, agents and representatives, including yourself and the independent accountants serving the Company, shall fully cooperate with MarineMax and those acting on its behalf and shall further provide MarineMax and those acting on its behalf with access to, and the right to review and copy, the books of account, records and supporting data and materials of the Company as they relate to the review and assessment being conducted. MarineMax will complete its review and assessment of financial information as contemplated in this section prior to the execution and delivery of the Merger Agreement.

                  10. The Closing shall further be entirely conditioned upon:

                           a.       The Board of Directors and the shareholders
of the Company and Acquisition, respectively, shall have taken all necessary actions to approve the Merger and the Merger Agreement.

                           b.       The financial condition of the Company at
the Closing shall be no worse than that reported on the audited Balance Sheet dated September 30, 1997.

                           c.       All material service and customer contracts
in effect at the date hereof shall be in effect at the Closing, and the Company shall have obtained all necessary consents and approvals of the Merger from applicable customers, governmental authorities and other third parties.

                           d.       Receipt by MarineMax, Acquisition, and the
Company of any and all regulatory, governmental and other approvals, permits, consents and licenses deemed by each or any of them, their consultants or lawyers to be necessary or appropriate with respect to the Merger and/or the continued business of the Company by the Surviving Corporation.

                           e.       Execution and delivery of mutually
satisfactory lease agreements, with respect to the real property used in the operations.

                           f.       Each of you entering into a mutually
satisfactory Escrow and Security Agreement with MarineMax and Acquisition, pursuant to which you shall place ten percent (10%) of the MarineMax Stock in escrow for a period of twelve (12) months following the Effective Date (the "Restricted MarineMax Stock"), such stock to constitute security for any




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Letter of Intent
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breach of the representations and warranties made in the Merger Agreement and any of your obligations of indemnification.

                           g.       Graham Stovall entering into a mutually
satisfactory employment agreement with the Surviving Corporation.

                           h.       The key employees of the Company shall have
agreed to continue their employment on terms and conditions satisfactory to MarineMax. Notwithstanding the foregoing sentence, neither MarineMax or Acquisition shall have any obligation to enter into any employment agreement with any employee of the Company, except as specifically set forth in this letter of intent.

                  11.      It is further agreed, that:

                           a.       Except with the prior written consent of the
parties, MarineMax, Acquisition, the Company and each of you will each maintain as confidential the discussions among us, and except as required by law or to accomplish the transactions contemplated herein or in the anticipated Merger Agreement, will not make any trade press or other announcement or disclosure in relation to such discussions before Closing.

                           b.       Upon the acceptance of this proposal, the
Company and you will negotiate the Merger, or sale of the Company Stock, and/or sale of the assets of the Company only with MarineMax and Acquisition, and will not directly or indirectly enter into any discussions or negotiations with, or disclose any information in relation to, the Company to any other person or entity prior to July 31, 1998, with a view toward the sale of the assets or stock of the Company, or any merger involving such entity.

                           c.       From the date of your acceptance of this
proposal to the Effective Date, or July 31, 1998, if no definitive Merger Agreement has been entered into in accordance with this Letter of Intent, the Company will continue to operate only in the normal course of business. In addition, the Company will not during this time period, without MarineMax's prior written consent:

                                    i.      Acquire any further businesses or
business operations;

                                    ii.     Make any amendments to contracts of
employment or to the terms and conditions of employment of any employee earning an annual total compensation in




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Letter of Intent
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excess of $25,000, provided that up to ten (10) of such employees may each receive, respectively, a salary increase not in excess of four percent (4%) of his or her current salary;

                                    iii.    Incur any indebtedness for borrowed
money; or

                                    iv.     Make or permit the Company to make
any distribution to any of you with respect to any of the Company Stock.

                           d.       At the Closing, the Restricted MarineMax
Stock will be delivered into an escrow as directed in writing by you, as the shareholders of the Company, and further, upon the termination or expiration of the Escrow and Security Agreement referred to in Section 11(f) hereof, the Restricted MarineMax Stock otherwise deliverable to you will likewise be delivered into escrow as directed by you.

                  12. In the event that the proposed Merger shall fail to consummate for any reason whatsoever, the shareholders, agents and representatives of the Company shall return to MarineMax, and MarineMax and Acquisition, its and their officers, directors, agents and representatives shall return to the Company, all written material obtained in connection with the proposed Merger, and shall keep confidential any confidential information acquired and shall not use such confidential information to unfairly compete with the other. Further, MarineMax and Acquisition shall destroy any internal analyses and spreadsheet data compiled utilizing confidential or financial information pertaining to the Company.

                  13. In the event of a failure of the parties to reach a definitive Merger Agreement, as contemplated herein, unless such failure is caused by a breach or violation of Section 11(b) of this Letter of Intent, you shall be free of any liability whatsoever to MarineMax, Acquisition and the Company, except for any violation or breach of Sections 11(a) or 12 of this Letter of Intent.

                  14. In the event of a failure of the parties to reach a definitive Merger Agreement, as contemplated herein, MarineMax and Acquisition, and its and their shareholders, officers, directors, employees, agents and representatives, shall each and all be free of any liability whatsoever to you, the Company and its shareholders, officers, directors, employees, agents and representatives, except for any violation or breach of Sections 12 or 13 of this Letter of Intent.





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Letter of Intent
[Date]
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                  15.      MarineMax, Acquisition, the Company and you shall not
be required, as a result of any act of the other, to pay any commission to any broker or any other person in connection with the herein proposed Merger.

                  16. All of your costs, including legal and accounting services incurred in connection with the herein proposed transactions, shall be borne by you and no portion of such costs and/or expenses shall be borne, directly or indirectly, by the Company. All of the costs of MarineMax and Acquisition, including legal and accounting services incurred in connection with the herein proposed Merger, shall be borne by MarineMax or Acquisition.

                                      Very truly yours,

                                      MARINEMAX, INC.

                                      By: /s/
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Its:
                                          -------------------------------------

                                      ACCEPTED this ____ day of _______________,
                                      1998:

                                      STOVALL MARINE, INC.

                                      By: /s/
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Its:
                                          --------------------------------------

                                      SHAREHOLDERS:


                                      /s/
                                      ------------------------------------------
                                      Paul Graham Stovall


                                      /s/
                                      ------------------------------------------
                                      Robert S. Stovall


                                      /s/
                                      ------------------------------------------
                                      Jon M. Stovall